Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

FOR IMMEDIATE RELEASE

Cypress Reports Fourth-Quarter and Year-End 2012 Results

SAN JOSE, Calif., January 24, 2013 — Cypress Semiconductor Corp. (NASDAQ: CY) today announced its fourth-quarter 2012 and fiscal year results, which included the following highlights and remarks from its president and CEO, T.J. Rodgers.

•	Revenue and earnings exceeded the preliminary results issued on January 8

•	Ramtron acquisition completed in the fourth quarter

•	The divestiture of Cypress Envirosystems was completed

•	3.2 million shares repurchased in the fourth quarter; diluted share count at 7-year low

•	Dividend yield was 4.2% with favorable tax treatment conditions

Fellow shareholders:

Our revenue and earnings for the quarter are given below and compared with those of the prior quarter and prior year:

(In thousands, except per-share data)

	NON-GAAP			GAAP
	Q4 2012	Q3 2012	Q4 2011	Q4 2012	Q3 2012	Q4 2011
Revenue	$180,283	$203,015	$242,373	$180,283	$203,015	$242,373
Gross margin	51.3%	57.1%	56.1%	46.4%	54.2%	53.6%
Pretax margin	4.4%	16.7%	23.2%	(12.2%)	6.8%	12.0%
Net income (loss)	$7,974	$32,322	$56,819	($24,205)	$14,332	$31,661
Diluted EPS (loss per share)	$0.05	$0.20	$0.32	($0.17)	$0.09	$0.18

We did not perform well in 2012, including the fourth quarter. Yes, the economy is lackluster, but our performance was not good even in that environment. Our revenue was at the higher end of our preliminary financial announcement on January 8, 2013, but it decreased 11% sequentially—well below our expectations at the beginning of the fourth quarter. All divisions decreased sequentially and on a year-on-year basis. We are now cutting the company down structurally from four divisions to three to rapidly reduce our operating expenses. Our goal is to re-establish the drop-through earnings leverage that has characterized Cypress since the SunPower spinout.

Our fourth-quarter book-to-bill of 0.88 was up sequentially in every division for the first time all year. We now expect our first quarter, due to the seasonality of our business, to be the revenue bottom of the current semiconductor slump, with revenue growth thereafter.

BUSINESS REVIEW

+ Our non-GAAP4 consolidated gross margin for the fourth quarter was 51.3%, down 5.8 percentage points from the previous quarter due mainly to product mix, factory absorption, and Ramtron charges and inventory reserves. Our GAAP fourth-quarter consolidated gross margin was 46.4%.

+ Net inventory at the end of the fourth quarter was $126.1 million, up $36.8 million from the third quarter. The inventory acquired from Ramtron (plus the related purchase accounting fair value adjustment) totaled $44.7 million. Excluding the Ramtron acquisition, inventory decreased 9% sequentially, and distributor inventory dollars on hand decreased 16% sequentially.

+ Cash and investments for the fourth quarter totaled $117.2 million, a decrease of $102.2 million from the prior quarter. During the quarter, we used $102.2 million to complete the acquisition of Ramtron, $32.3 million to repurchase 3.2 million shares, and paid our regular quarterly dividend of $16.1 million. Since we announced our $400-million stock repurchase program in September 2011, we have repurchased 23.1 million shares through December 30, 2012, and have approximately $88.4 million remaining under the authorized repurchase program.

Our divisional revenue and gross margins are detailed below:

BUSINESS UNIT SUMMARY FINANCIALS (UNAUDITED)

THREE MONTHS ENDED

December 30, 2012

	PSD[1]	DCD[1]	MPD[1]	Core Semi[2]	Emerging Tech.[3]	Consolidated
REVENUE ($M)	85.1	16.5	77.4	179.0	1.3	180.3
Percentage of total revenues	47.2%	9.2%	42.9%	99.3%	0.7%	100.0%
GROSS MARGIN (%)
On a non-GAAP[4] basis	47.6%	48.0%	58.6%	52.4%	-109.4%	51.3%
On a GAAP basis	43.6%	43.9%	53.7%	48.0%	-173.7%	46.4%

THREE MONTHS ENDED

September 30, 2012

	PSD[1]	DCD[1]	MPD[1]	Core Semi[2]	Emerging Tech.[3]	Consolidated
REVENUE ($M)	93.6	18.8	88.3	200.7	2.3	203.0
Percentage of total revenues	46.1%	9.3%	43.5%	98.9%	1.1%	100.0%
GROSS MARGIN (%)
On a non-GAAP[4] basis	53.5%	50.0%	64.0%	57.8%	-2.7%	57.1%
On a GAAP basis	50.6%	47.1%	61.1%	54.9%	-5.5%	54.2%

TWELVE MONTHS ENDED

December 30, 2012

	PSD[1]	DCD[1]	MPD[1]	Core Semi[2]	Emerging Tech.[3]	Consolidated
REVENUE ($M)	356.4	75.6	330.5	762.5	7.2	769.7
Percentage of total revenues	46.3%	9.8%	43.0%	99.1%	0.9%	100.0%
GROSS MARGIN (%)
On a non-GAAP[4] basis	52.4%	51.0%	62.2%	56.5%	-65.6%	55.4%
On a GAAP basis	48.0%	44.1%	58.7%	52.2%	-84.0%	51.0%

TWELVE MONTHS ENDED

January 1, 2012

	PSD[1]	DCD[1]	MPD[1]	Core Semi[2]	Emerging Tech.[3]	Consolidated
REVENUE ($M)	482.9	112.7	394.8	990.4	4.8	995.2
Percentage of total revenues	48.5%	11.3%	39.7%	99.5%	0.5%	100%
GROSS MARGIN (%)
On a non-GAAP[4] basis	57.2%	54.4%	59.4%	57.8%	-34.5%	57.3%
On a GAAP basis	54.8%	52.0%	57.0%	55.4%	-36.7%	54.9%

1.	PSD, Programmable System Division; DCD, Data Communications Division; MPD, Memory Products Division.
2.	“Core Semiconductor” includes PSD, DCD and MPD and excludes “Emerging Technology.”
3.	“Emerging Technology” includes businesses outside our core semiconductor businesses outlined in footnote 2. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry-support business. Cypress Envirosystems Inc. was sold in Q4 2012. The non-GAAP results include Cypress Envirosystems expenses for all periods prior to Q4 2012. The GAAP results include Cypress Envirosystems expenses for all periods presented.

4.	Refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” following this press release for a detailed discussion of management’s use of non-GAAP financial measures, as well as reconciliations of all non-GAAP financial measures presented in this press release to the most directly comparable GAAP financial measures.

FOURTH-QUARTER 2012 HIGHLIGHTS

+ Cypress introduced the fully qualified low-power version of PSoC® 5LP programmable system-on-chip family, which operates on a meager four milliamperes of total current (at 25 MHz). The new ARM® Cortex™-M3-based family provides exceptional processor performance, along with significant programmable analog and digital resources. PSoC 5LP also allows designers to reduce power consumption by customizing each peripheral Component. Components are free “Virtual Chips” used to integrate multiple ICs and system interfaces into one PSoC device.

+ Cypress’s online PSoC World developers conference attracted 4,677 attendees worldwide. Presented with Cypress partners, including ARM, Arrow Electronics, Macnica, TED, and Axios, PSoC World featured presentations from industry visionaries, hands-on tutorials for system and embedded designs with live Q&A, and an outside expert panel evaluating the PSoC architecture. All of the content is available at www.PSoCWorld.com.

+ Cypress introduced PSoC Designer™ 5.3, a new version of its integrated development environment for the PSoC 1 Programmable System-on-Chip architecture. The update includes more than 30 new or enhanced User Modules—free “Virtual Chips” used to integrate multiple ICs into a single PSoC 1 device.

+ Cypress introduced its TrueTouch® Gen4X touchscreen controllers, which deliver 3X the noise-immunity of leading touchscreen controllers. The robust noise-immunity provides uninterrupted tracking of finger movements and smoother navigation in the presence of noisy chargers, displays, and RF signals. These controllers are already designed into both in-cell displays and smartphones in the rapidly growing Chinese market.

+ Cypress announced that Fujitsu selected its TrueTouch Gen4 solution to implement the touchscreen in the new Arrows V F-04E smartphone. The Fujitsu phone uses the Android operating system and runs on the 4G LTE network.

+ Cypress introduced CapSense® and CapSense Plus™ controllers with Cypress’s new QuietZone™ technology, which is the first capacitive sensing technology to provide a Signal-to-Noise Ratio (SNR) greater than 100:1. The new devices offer industry-leading features, including the ultra-low power consumption (down to 50 microwatts per channel), high-accuracy proximity detection and the water-tolerance needed by customers in the consumer, white goods, and small home-appliance markets. Cypress is the No. 1 supplier of capacitive-sensing solutions with a market share greater than 4X that of the nearest competitor.

+ Cypress announced that startup Leap Motion Inc. selected Cypress’s EZ-USB® FX3™ solution for its 3D motion sensing and control system. The breakthrough Leap Motion controller enables a user to operate a computer using free-form hand movements and intuitive gestures. FX3 rapidly transfers data from the system’s image sensors to a central processor, enabling an unparalleled 3D human interface.

+ Cypress announced two design wins for its proprietary 2.4-GHz wireless radio technologies: I-Rocks Technology’s wireless keyboard with a built-in trackpad, and ITON Technology’s RF module, which provides a turnkey solution for wireless mice, using a Cypress radio-on-chip.

+ Micron Technology and Cypress subsidiary AgigA Tech signed an agreement to develop and provide nonvolatile dual in-line memory module (nvDIMM) products, pin-compatible with the ubiquitous, super-high volume PC DIMM memory. Using Agiga Tech’s proprietary technology, these nvDIMMs provide performance, cost, and data security advantages for high-performance computing and storage platforms.

+ Cypress officially completed its merger with Ramtron International on November 20, 2012, and is now actively supporting Ramtron’s Ferroelectric Random Access Memory (F-RAM) products. The merger effectively gives Cypress the world’s broadest portfolio of fast-write nonvolatile memories, including F-RAMs and Cypress’s nonvolatile static random access memories (nvSRAMs). Ramtron’s F-RAMs are the industry’s lowest-power fast-write nonvolatile memories, and dominate the serial nvSRAM market.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on December 27, 2012. The dividend was paid on January 17, 2013.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, and PSoC 5 programmable system-on-chip families and derivatives, CapSense touch sensing and TrueTouch solutions for touchscreens. Cypress is the world leader in USB controllers, including the high-performance West Bridge® solution that enhances connectivity and performance in multimedia handsets, PCs and tablets. Cypress is also the world leader in SRAM memories. Cypress serves numerous markets, including consumer, mobile handsets, computation, data communications, automotive, industrial, and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for Q1 2013 and the remainder of fiscal year 2013 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the strength and growth of our proprietary and programmable products, our expectations regarding our Q1 2013 revenue and earnings, margins, profit and cash flow; the results of our return on capital strategies and cost-saving measures, including our dividend and stock repurchase programs; our expectations regarding the demand for our products and how our products are expected to perform, as well as our future design win activity and market share gains. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due a variety of uncertainties and risk factors, including, but not limited to, our ability to close and successfully integrate Ramtron into our operations, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, whether our product and design wins result in increased sales, our ability to manage our business to have strong earnings, reduce operating expenses and cash flow leverage, factory utilization, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technology Division, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Statements made in this release that are not historical in nature and that refer to Cypress plans and expectations for the future, including, but not limited to, the Company’s future financial performance and results of operations, design-win penetration, cost-management strategies, competitive position and product offerings, set forth above are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially due a variety of factors, including but not limited to the risks identified in this press release as well as in our filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Cypress as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. We use words such as “anticipates,” “believes,” “expects,” “future,” “look forward,” “planning,” “intends” and similar expressions to identify such forward-looking statements.

Cypress, the Cypress logo, TrueTouch, PSoC, EZ-USB, CapSense, and West Bridge are registered trademarks, and PSoC Creator, FX3, PRoC, and WirelessUSB are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 30, 2012	January 1, 2012
ASSETS
Cash, cash equivalents and short-term investments	$117,209	$166,330
Accounts receivable, net	82,920	103,524
Inventories (a) (b)	126,106	92,304
Property, plant and equipment, net	276,852	284,979
Goodwill and other intangible assets, net	112,081	40,462
Other assets	113,065	122,491

Total assets	$828,233	$810,090

LIABILITIES AND EQUITY
Accounts payable	$66,522	$52,868
Deferred margin on sales to distributors	131,192	150,568
Income tax liabilities	45,793	43,239
Other liabilities	176,358	165,573
Long-term revolving credit facility	232,000	—

Total liabilities	651,865	412,248

Total Cypress stockholders’ equity	184,214	400,267
Noncontrolling interest	(7,846)	(2,425)

Total equity	176,368	397,842

Total liabilities and equity	$828,233	$810,090

(a)	Included in this amount is approximately $44.7 million of net inventory, which has a fair market component of approximately $23.3 million, resulting from the acquisition of Ramtron.
(b)	Inventories include $2.8 million and $4.6 million of capitalized inventories related to stock-based compensation expense, as of December 30, 2012 and January 1, 2012, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2012	September 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Revenues	$180,283	$203,015	$242,373	$769,687	$995,204
Cost of revenues	96,595	92,959	112,521	377,393	448,602

Gross margin	83,688	110,056	129,852	392,294	546,602
Operating expenses:
Research and development	46,636	46,908	46,561	189,458	189,970
Selling, general and administrative	51,994	47,328	55,388	211,771	227,976
Amortization of acquisition-related intangibles	1,833	707	731	4,002	2,892
Restructuring charges	2,975	66	932	4,258	6,336
Gain (loss) on divestiture	—	—	—	—	(34,291)

Total operating expenses, net	103,438	95,009	103,612	409,489	392,883

Operating income (loss)	(19,750)	15,047	26,240	(17,195)	153,719
Interest and other income (expense), net	(2,175)	(1,330)	2,789	(3,170)	1,859

Income (loss) before income taxes	(21,925)	13,717	29,029	(20,365)	155,578
Income tax provision (benefit)	2,544	(241)	(2,353)	5,285	(11,379)

Income (loss), net of taxes	(24,469)	13,958	31,382	(25,650)	166,957
Adjust for net loss attributable to noncontrolling interest	264	374	279	1,294	882

Net income (loss) attributable to Cypress	$(24,205)	$14,332	$31,661	$(24,356)	$167,839

Net income (loss) per share attributable to Cypress:
Basic	$(0.17)	$0.10	$0.21	$(0.16)	$1.02
Diluted	$(0.17)	$0.09	$0.18	$(0.16)	$0.90
Cash dividend declared per share	$0.11	$0.11	$0.09	$0.44	$0.27
Shares used in net income (loss) per share calculation:
Basic	143,605	147,673	154,045	149,266	164,495
Diluted	143,605	160,300	172,079	149,266	186,895

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands)

(Unaudited)

	Three Months Ended December 30, 2012
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$37,078	$41,607	$7,239	85,924	$(2,236)	$83,688
Stock-based compensation expense	1,234	1,123	239	2,596	19	2,615
Changes in value of deferred compensation plan	(32)	(29)	(6)	(67)	—	(67)
Impairment of assets and other	2,247	2,044	435	4,726	33	4,759
Gain (loss) on divestiture	—	—	—	—	776	776
Acquisition-related expense	—	646	—	646	—	646

Non-GAAP gross margin	$40,527	$45,391	$7,907	$93,825	$(1,408)	$92,417

	Three Months Ended September 30, 2012
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$47,406	$53,915	$8,863	$110,184	$(128)	$110,056
Stock-based compensation expense	2,087	1,968	419	4,474	52	4,526
Changes in value of deferred compensation plan	101	94	20	215	2	217
Impairment of assets and other	521	491	105	1,117	12	1,129

Non-GAAP gross margin	$50,115	$56,468	$9,407	$115,990	$(62)	$115,928

	Three Months Ended January 1, 2012
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$70,835	$50,755	$8,864	$130,454	$(602)	$129,852
Stock-based compensation expense	3,006	2,046	427	5,479	25	5,504
Changes in value of deferred compensation plan	135	92	19	246	1	247
Impairment of assets	163	111	23	297	1	298

Non-GAAP gross margin	$74,139	$53,004	$9,333	$136,476	$(575)	$135,901

	Twelve Months Ended December 30, 2012
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$170,905	$194,076	$33,332	$398,313	$(6,019)	$392,294
Stock-based compensation expense	8,806	8,075	1,880	18,761	179	18,940
Changes in value of deferred compensation plan	166	165	38	369	3	372
Impairment of assets and other	2,768	2,535	540	5,843	359	6,202
Patent license fee	4,283	—	2,817	7,100	—	7,100
Gain (loss) on divestiture	—	—	—	—	776	776
Acquisition-related expense	—	646	—	646	—	646

Non-GAAP gross margin	$186,928	$205,497	$38,607	$431,032	$(4,702)	$426,330

	Twelve Months Ended January 1, 2012
	PSD (b)	MPD (b)	DCD (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$264,790	$225,006	$58,567	$548,363	$(1,761)	$546,602
Stock-based compensation expense	11,409	9,475	2,737	23,621	109	23,730
Changes in value of deferred compensation plan	(61)	(35)	(13)	(109)	(2)	(111)
Impairment of assets	137	83	14	234	1	235

Non-GAAP gross margin	$276,275	$234,529	$61,305	$572,109	$(1,653)	$570,456

(a)	Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.
(b)	PSD - Programmable Systems Division; DCD - Data Communications Division; MPD - Memory Products Division.
(c)	“Core Semi” – Includes PSD, DCD and MPD and excludes “Emerging Technologies.”
(d)	“Emerging Technologies” – Activities outside our core semiconductor businesses outlined in footnote (c) Includes majority-owned subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry-support business. Cypress Envirosystems Inc. was sold in Q4 2012. The non-GAAP results include Cypress Envirosystems expenses for all periods prior to Q4 2012. The GAAP results include Cypress Envirosystems expenses for all periods presented.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2012	September 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
GAAP research and development expenses	$46,636	$46,908	$46,561	$189,458	$189,970
Stock-based compensation expense	(3,805)	(5,062)	(5,989)	(21,260)	(24,297)
Changes in value of deferred compensation plan	155	(389)	(524)	(568)	114
Gain (loss) on divestiture	(307)	—	—	(307)	—
Acquisition-related expense	(926)	—	—	(926)	—

Non-GAAP research and development expenses	$41,753	$41,457	$40,048	$166,397	$165,787

GAAP selling, general and administrative expenses	$51,994	$47,328	$55,388	$211,771	$227,976
Stock-based compensation expense	(4,967)	(6,513)	(13,876)	(38,256)	(52,754)
Acquisition-related expense	(5,503)	(547)	—	(8,053)	—
Changes in value of deferred compensation plan	306	(945)	(1,084)	(1,710)	460
Building donation	—	—	—	—	(4,125)
Impairment of assets and other	—	—	(105)	47	(3,811)
Gain (loss) on divestiture	(664)	—	—	(664)	—

Non-GAAP selling, general and administrative expenses	$41,166	$39,323	$40,323	$163,135	$167,746

GAAP operating income (loss)	$(19,750)	$15,047	$26,240	$(17,195)	$153,719
Stock-based compensation expense	11,387	16,101	25,369	78,455	100,781
Acquisition-related expense	8,682	1,254	731	13,401	2,892
Changes in value of deferred compensation plan	(529)	1,551	1,854	2,649	(685)
Patent license fee	—	—	—	7,100	—
Gain (loss) on divestiture	1,746	—	—	1,746	(34,291)
Restructuring charges	2,976	66	932	4,259	6,336
Building donation	—	—	—	—	4,125
Impairment of assets and other	4,986	1,129	404	6,383	4,045

Non-GAAP operating income	$9,498	$35,148	$55,530	$96,798	$236,922

GAAP net income (loss) attributable to Cypress	$(24,205)	$14,332	$31,661	$(24,356)	$167,839
Stock-based compensation expense	11,387	16,101	25,369	78,455	100,781
Acquisition-related expense	8,682	1,254	731	13,401	2,892
Changes in value of deferred compensation plan	(527)	48	(150)	(504)	177
Patent license fee	—	—	—	7,100	—
Gain (loss) on divestiture	3,288	—	—	3,288	(34,291)
Restructuring charges	2,976	66	932	4,259	6,336
Building donation	—	—	—	—	4,125
Impairment of assets and other	5,088	1,129	404	8,554	4,047
Investment-related gain (loss)	(1,121)	1,638	—	(532)	—
Tax effects	2,406	(2,246)	(2,128)	1,459	(14,373)

Non-GAAP net income attributable to Cypress	$7,974	$32,322	$56,819	$91,124	$237,533

GAAP net income (loss) per share attributable to Cypress - diluted	$(0.17)	$0.09	$0.18	$(0.16)	$0.90
Stock-based compensation expense	0.07	0.10	0.15	0.47	0.53
Acquisition-related expense	0.06	0.01	—	0.08	0.02
Patent license fee	—	—	—	0.04	—
Gain (loss) on divestiture	0.02	—	—	0.02	(0.18)
Restructuring charges	0.02	—	0.01	0.03	0.04
Building donation	—	—	—	—	0.02
Impairment of assets and other	0.03	0.01	—	0.05	0.02
Investment-related gain (loss)	(0.01)	0.01	—	—	—
Tax effects	0.02	(0.02)	(0.01)	0.01	(0.08)
Non-GAAP share count adjustment	0.01	—	(0.01)	0.01	(0.02)

Non-GAAP net income per share attributable to Cypress - diluted	$0.05	$0.20	$0.32	$0.55	$1.25

(a)	Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2012	September 30, 2012	January 1, 2012	December 30 2012	January 1, 2012
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$18,727	$58,065	$65,481	$136,422	$283,808
Net cash provided by (used in) investing activities	$(106,198)	$30,510	$1,731	$(123,672)	$69,100
Net cash provided by (used in) financing activities	$(11,656)	$(44,508)	$(31,755)	$(49,265)	$(516,374)
Other Supplemental Data (Preliminary):
Capital expenditures	$7,809	$5,488	$8,758	$33,013	$80,556
Depreciation	$11,419	$11,790	$9,872	$45,559	$48,632
Payment of dividend	$16,057	$16,660	$13,786	$63,227	$29,048
Dividend paid per share	$0.11	$0.11	$0.09	$0.44	$0.27
Dividend yield per share (a) (b)	4.2%	4.1%	2.2%	4.2%	2.2%

(a)	Dividend yield per share is calculated based on the annualized dividend paid per share divided by the common stock share price at the end of the period.
(b)	Actual dividend paid for fiscal year 2011 consists of $0.09 paid per share in the third and fourth quarter of 2011.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 30, 2012		September 30, 2012		January 1, 2012		December 30, 2012		January 1, 2012
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	$(24,205)	$7,974	$14,332	$32,322	$31,661	$56,819	$(24,356)	$91,124	$167,839	$237,533

Weighted-average common shares outstanding (basic)	143,605	143,605	147,673	147,673	154,045	154,045	149,266	149,266	164,495	164,495
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	13,723	12,627	13,902	18,034	21,416	—	16,063	22,400	26,192

Weighted-average common shares outstanding for diluted computation	143,605	157,328	160,300	161,575	172,079	175,461	149,266	165,329	186,895	190,687

Net income (loss) per share attributable to Cypress - basic	$(0.17)	$0.06	$0.10	$0.22	$0.21	$0.37	$(0.16)	$0.61	$1.02	$1.44
Net income (loss) per share attributable to Cypress - diluted	$(0.17)	$0.05	$0.09	$0.20	$0.18	$0.32	$(0.16)	$0.55	$0.90	$1.25

	December 30, 2012		September 30, 2012		Januray 1, 2012		December 30, 2012		January 1, 2012
Average stock price for the period ended	$9.99		$11.72		$17.68		$12.94		$19.23
Common stock outstanding at period end (in thousands) Outstanding as of January 1, 2012 includes unvested restricted stock awards of approximately 0.9 million shares. Unvested restricted stock awards as of December 30, 2012 and September 30, 2012 were not material.	144,222		145,668		154,172		144,222		154,172

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investments under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (2) costs such as advisory, legal, accounting and other professional or consulting fees related to acquisitions, (3) severance expense incurred in connection with acquisition-related headcount reduction efforts, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) impairment loss related to Cypress’s investment when it determines the decline in fair value is other-than-temporary in nature, and (2) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Impairment of assets.

Cypress wrote down the book value of certain assets to their estimated fair value as management determined these assets will be donated, sold or will have no future benefit. Cypress excludes these items because the expense is not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such expense.

•	Tax effects.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above. Additionally, Cypress also excludes the impact of items that are related to historical activities in nature and not reflective of the ongoing operating results of Cypress.

•	Gain/losses on divestitures.

Cypress recognizes gains and losses from the exiting or sale of certain non-strategic businesses that no longer align with Cypress’s long-term operating plan. Cypress excludes these items from its non-GAAP financial measures primarily because it is not reflective of the ongoing operating performance of Cypress’s business and can distort the period-over-period comparison.

•	Building donation.

Cypress committed to donate an unused building to a charitable entity. Cypress excludes these items because the expense is not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such expense.